As filed with the Securities and Exchange Commission on October 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAL-MART STORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	71-0415188
(State of Incorporation)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of Principal Executive Offices)

Wal-Mart Profit Sharing and 401(k) Plan

(formerly the Wal-Mart Stores, Inc. 401(k) Retirement Savings Plan)

(Full Title of the Plan)

Anthony D. George, Esq. Assistant General Counsel of Finance and Assistant Secretary Wal-Mart Stores, Inc. 702 S.W. 8th Street Bentonville, Arkansas 72716 (479) 277-2302	With copies to: Pamela Baker Sonnenschein Nath & Rosenthal LLP 8000 Sears Tower Chicago, Illinois 60606 (312) 876-8989
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.10 par value per share	50,000,000 shares	$56.56	$2,828,000,000	$228,785.20

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Wal-Mart Profit Sharing and 401(k) Plan.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)	The shares of common stock registered by this Registration Statement are in addition to 10,000,000 shares of common stock previously registered on Form S-8 (Registration No. 333-29847) with respect to the Wal-Mart Stores, Inc. 401(k) Retirement Savings Plan.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Wal-Mart Stores, Inc. (the “Registrant”) or the Wal-Mart Profit Sharing and 401(k) Plan (the “Plan”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference and made a part of this Registration Statement:

•	The Registrant’s annual report on Form 10-K for the year ended January 31, 2003 (the “Annual Report”);

•	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report;

•	The Plan’s annual report on Form 11-K for the year ended January 31, 2003; and

•	The Registrant’s registration statement on Form 8-A (File No. 1-6991) containing a description of Registrant’s common stock, $0.10 par value per share.

All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not Applicable

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-Laws of Wal-Mart Stores, Inc., as amended to date, provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of Wal-Mart Stores, Inc. (or was serving at the request of Wal-Mart Stores, Inc. as a director, officer, employee or agent for another entity) will be indemnified and held harmless by us to the full extent authorized by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law provides, among other things, that Wal-Mart Stores, Inc. may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Wal-Mart Stores, Inc.) by reason of the fact that the person is or was a director, officer, employee or agent of Wal-Mart Stores, Inc., or is or was serving at the request of Wal-Mart Stores, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. This power to indemnify applies only if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Wal-Mart Stores, Inc., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

This power to indemnify applies to actions brought by or in the right of Wal-Mart Stores, Inc. as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Wal-Mart Stores, Inc., and, with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Wal-Mart Stores, Inc., unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of Wal-Mart Stores, Inc. is successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Restated Certificate of Incorporation of Wal-Mart Stores, Inc., as amended to date, provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of Wal-Mart Stores, Inc. shall not be liable to Wal-Mart Stores, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director’s liability (i) for breaches of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

Wal-Mart Stores, Inc. is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the expense of Wal-Mart Stores, Inc., against certain liabilities that might arise out of their employment and are not subject to indemnification under its By-Laws.

The foregoing summaries are necessarily subject to the complete text of the statute, the Restated Certificate of Incorporation, as amended, of Wal-Mart Stores, Inc. and the By-Laws of Wal-Mart Stores, Inc. referred to above and are qualified in their entirety by reference thereto.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 3(a) from the Annual Report on Form 10-K of the Registrant for the year ended January 31, 1989, the Certificate of Amendment to the Restated Certificate of Incorporation is incorporated herein by reference to Registration Statement on Form S-8 (File Number 33-43315) and the Certificate of Amendment to the Restated Certificate of Incorporation is incorporated hereby by reference to the Current Report on Form 8-K dated June 27, 1999.

4.2	By-Laws of the Registrant, as amended June 3, 1993, are incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 1994. This document is located in the Commission’s Public Reference Room in Washington, D.C. (File No. 1-6991)

5.1	*

23.1	Consent of Independent Auditors

24.1	Power of Attorney (included as part of signature page)

*	The Registrant undertakes that it has submitted or will submit the Plan and any amendment potentially affecting the qualification thereof to the Internal Revenue Service (the “IRS”) for a determination on its tax-qualified status in a timely manner and will make all changes required by the IRS in order to qualify the Plan to obtain such a determination.

ITEM 9.	UNDERTAKINGS.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and By-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person t the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville and State of Arkansas on this 30th day of September 2003.

WAL-MART STORES, INC.

By:	/s/ H. Lee Scott, Jr.

Name: Title:	H. Lee Scott, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Lee Scott, Jr. and Thomas M. Schoewe, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S. Robson Walton S. Robson Walton	Chairman of the Board and Director	September 30, 2003

/s/ H. Lee Scott, Jr. H. Lee Scott, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2003

/s/ Thomas M. Schoewe Thomas M. Schoewe	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 30, 2003

Signature	Title	Date

/s/ Charles M. Holley Charles M. Holley	Senior Vice President and Controller (Principal Accounting Officer)	September 30, 2003

/s/ James W. Breyer James W. Breyer	Director	September 30, 2003

/s/ M. Michele Burns M. Michele Burns	Director	September 30, 2003

/s/ Thomas M. Couglin Thomas M. Couglin	Director	September 30, 2003

Stanley C. Gault	Director	September , 2003

/s/ David D. Glass David D. Glass	Director	September 30, 2003

/s/ Roland A. Hernandez Roland A. Hernandez	Director	September 30, 2003

/s/ Dawn G. Lepore Dawn G. Lepore	Director	September 30, 2003

/s/ John D. Opie John D. Opie	Director	September 30, 2003

J. Paul Reason	Director	September , 2003

/s/ Jack C. Shewmaker Jack C. Shewmaker	Director	September 30 , 2003

/s/ José H. Villarreal José H. Villarreal	Director	September 30, 2003

Signature	Title	Date

John T. Walton	Director	September , 2003

The Plan

Pursuant to the requirements of the Securities Act of 1933, the Retirement Plans Committee, the named fiduciary of the Wal-Mart Profit Sharing and 401(k) Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on September 30, 2003.

RETIREMENT PLANS COMMITTEE

By:	/s/ Debbie Davis Campbell

Name:	Debbie Davis Campbell

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 3(a) from the Annual Report on Form 10-K of the Registrant for the year ended January 31, 1989, the Certificate of Amendment to the Restated Certificate of Incorporation is incorporated herein by reference to Registration Statement on Form S-8 (File Number 33-43315) and the Certificate of Amendment to the Restated Certificate of Incorporation is incorporated hereby by reference to the Current Report on Form 8-K dated June 27, 1999.

4.2	By-Laws of the Registrant, as amended June 3, 1993, are incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 1994. This document is located in the Commission’s Public Reference Room in Washington, D.C. (File No. 1-6991)

5.1	*

23.1	Consent of Independent Auditors

24.1	Power of Attorney (included as part of signature page)

*	The Registrant undertakes that it has submitted or will submit the Plan and any amendment potentially affecting the qualification thereof to the Internal Revenue Service (the “IRS”) for a determination on its tax-qualified status in a timely manner and will make all changes required by the IRS in order to qualify the Plan to obtain such a determination.